Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 22, 2014

$1,200,000,000 1.125% Notes due 2017

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (watch positive) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 22, 2014

Settlement Date:	(T+3); January 27, 2014

Bookrunners:	Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$1,200,000,000

Maturity:	January 27, 2017

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	January 27 and July 27

First Payment Date:	July 27, 2014

Coupon:	1.125%

Benchmark Treasury:	0.75% due January 15, 2017

Benchmark Yield:	0.840%

Spread to Benchmark:	+30 bps

Yield to Maturity:	1.140%

Price to Public:	99.956%

Make-Whole Call:	+5 bps

CUSIP:	03524B AC0

ISIN:	US03524BAC00

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 22, 2014

$1,250,000,000 2.150% Notes due 2019

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (watch positive) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 22, 2014

Settlement Date:	(T+3); January 27, 2014

Bookrunners:	Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$1,250,000,000

Maturity:	February 1, 2019

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	February 1 and August 1

First Payment Date:	August 1, 2014

Coupon:	2.150%

Benchmark Treasury:	1.500% due December 31, 2018

Benchmark Yield:	1.692%

Spread to Benchmark:	+50 bps

Yield to Maturity:	2.192%

Price to Public:	99.802%

Make-Whole Call:	+10 bps

CUSIP:	035242 AE6

ISIN:	US035242AE65

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 22, 2014

$1,400,000,000 3.700% Notes due 2024

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (watch positive) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 22, 2014

Settlement Date:	(T+3); January 27, 2014

Bookrunners:	Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$1,400,000,000

Maturity:	February 1, 2024

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	February 1 and August 1

First Payment Date:	August 1, 2014

Coupon:	3.700%

Benchmark Treasury:	2.750% due November 15, 2023

Benchmark Yield:	2.853%

Spread to Benchmark:	+85 bps

Yield to Maturity:	3.703%

Price to Public:	99.975%

Make-Whole Call:	+15 bps

CUSIP:	03524B AE6

ISIN:	US03524BAE65

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 22, 2014

$850,000,000 4.625% Notes due 2044

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (watch positive) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 22, 2014

Settlement Date:	(T+3); January 27, 2014

Bookrunners:	Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc.

Business Days:	New York, London, Brussels

Listing:	NYSE

Principal Amount:	$850,000,000

Maturity:	February 1, 2044

Denominations/Multiples:	$1,000/$1,000

Day Count:	30/360

Interest Payment Dates:	February 1 and August 1

First Payment Date:	August 1, 2014

Coupon:	4.625%

Benchmark Treasury:	3.625% due August 15, 2043

Benchmark Yield:	3.754%

Spread to Benchmark:	+90 bps

Yield to Maturity:	4.654%

Price to Public:	99.533%

Make-Whole Call:	+15 bps

CUSIP:	03524B AF3

ISIN:	US03524BAF31

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 22, 2014

$300,000,000 Floating Rate Notes due 2017

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (watch positive) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 22, 2014

Settlement Date:	(T+3); January 27, 2014

Bookrunners:	Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc.

Listing:	NYSE

Principal Amount:	$300,000,000

Maturity:	January 27, 2017

Denominations/Multiples:	$1,000/$1,000

Day Count:	Actual/360

Day Count Convention:	Modified Following. If any Interest Payment Date (other than the maturity date or a date fixed for redemption or payment in connection with an acceleration of the Floating Rate Notes) falls on a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.

Interest Payment Dates:	Quarterly on January 27, April 27, July 27, October 27

First Payment Date:	April 27, 2014

Interest Reset Date:	First day of each Interest Period other than the first Interest Period, subject to the Day Count Convention.

Interest Periods:	The period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on January 27, 2014, and will end on, but not include, the first Interest Payment Date.

Interest Determination Date:	The Interest Determination Date relating to a particular Interest Reset Date will be the second London Business Day preceding such Interest Reset Date.

London Business Day:	Any weekday on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

Coupon:	The Interest Rate for the first Interest Period will be the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”), as determined on January 23, 2014, plus the Spread to Benchmark (as described below). Thereafter, the Interest Rate for any Interest Period will be the 3-month U.S. dollar LIBOR, as determined on the applicable Interest Determination Date, plus the Spread to Benchmark. The Interest Rate will be reset quarterly on each Interest Reset Date.

Benchmark:	3-month US$ LIBOR

Spread to Benchmark:	+19 bps

Price to Public:	100.000%

CUSIP:	03524B AD8

ISIN:	US03524BAD82

Calculation Agent	The Bank of New York Mellon Trust Company, N.A.

Calculation of U.S. dollar LIBOR:	The Calculation Agent will determine LIBOR (as defined above) in accordance with the following provisions: With respect to any Interest Determination Date, LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Issuer, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York selected and identified by the Issuer for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected and identified by us are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by the British Bankers’ Association (the “BBA”), its successor, such as ICE Benchmark Administration Limited or such other entity assuming the responsibility of the BBA or its successor in calculating the London Inter-Bank Offered Rate in the event the BBA or its successor no longer does so. All calculations made by the Calculation Agent for the purposes of calculating the Interest Rate on the notes shall be conclusive and binding on the holders of the notes, the Issuer and the trustee, absent manifest error.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Filed Pursuant to Rule 433

Registration No. 333-185619

Anheuser-Busch InBev Finance Inc.

Pricing Term Sheet

January 22, 2014

$250,000,000 Floating Rate Notes due 2019

Issuer:	Anheuser-Busch InBev Finance Inc.

Guarantors:	Anheuser-Busch InBev SA/NV, Brandbev S.à r.l., BrandBrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc.

Issuer Rating*	A3 (watch positive) at Moody’s / A (stable outlook) at S&P

Legal Format:	SEC Registered

Ranking:	Senior Unsecured

Trade Date:	January 22, 2014

Settlement Date:	(T+3); January 27, 2014

Bookrunners:	Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc.

Listing:	NYSE

Principal Amount:	$250,000,000

Maturity:	February 1, 2019

Denominations/Multiples:	$1,000/$1,000

Day Count:	Actual/360

Day Count Convention:	Modified Following. If any Interest Payment Date (other than the maturity date or a date fixed for redemption or payment in connection with an acceleration of the Floating Rate Notes) falls on a day that is not a Business Day, that Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.

Interest Payment Dates:	Quarterly on February 1, May 1, August 1, November 1

First Payment Date:	May 1, 2014

Interest Reset Date:	First day of each Interest Period other than the first Interest Period, subject to the Day Count Convention.

Interest Periods:	The period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on January 27, 2014, and will end on, but not include, the first Interest Payment Date.

Interest Determination Date:	The Interest Determination Date relating to a particular Interest Reset Date will be the second London Business Day preceding such Interest Reset Date.

London Business Day:	Any weekday on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

Coupon:	The Interest Rate for the first Interest Period will be the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”), as determined on January 23, 2014, plus the Spread to Benchmark (as described below). Thereafter, the Interest Rate for any Interest Period will be the 3-month U.S. dollar LIBOR, as determined on the applicable Interest Determination Date, plus the Spread to Benchmark. The Interest Rate will be reset quarterly on each Interest Reset Date.

Benchmark:	3-month US$ LIBOR

Spread to Benchmark:	+40 bps

Price to Public:	100.000%

CUSIP:	035242 AF3

ISIN:	US035242AF31

Calculation Agent	The Bank of New York Mellon Trust Company, N.A.

Calculation of U.S. dollar LIBOR:	The Calculation Agent will determine LIBOR (as defined above) in accordance with the following provisions: With respect to any Interest Determination Date, LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Issuer, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York selected and identified by the Issuer for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected and identified by us are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by the British Bankers’ Association (the “BBA”), its successor, such as ICE Benchmark Administration Limited or such other entity assuming the responsibility of the BBA or its successor in calculating the London Inter-Bank Offered Rate in the event the BBA or its successor no longer does so. All calculations made by the Calculation Agent for the purposes of calculating the Interest Rate on the notes shall be conclusive and binding on the holders of the notes, the Issuer and the trustee, absent manifest error.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Deutsche Bank Securities Inc. at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 or RBS Securities Inc. at 1-866-884-2071.

*	The ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to revision or withdrawal at any time by Moody’s or Standard and Poor’s. Each of the ratings above should be evaluated independently of any other rating.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.